EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333     ) pertaining to the Methode Electronics, Inc. 2004 Stock Plan of our report dated June 23, 2004, with respect to the consolidated financial statements and schedule of Methode Electronics, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended April 30, 2004, filed with the Securities and Exchange Commission.

Chicago, Illinois
December 7, 2004